Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report") of Handy Hardware Wholesale, Inc. ("Handy") as filed with the Securities and Exchange Commission on November 14, 2002, each of the undersigned, in his or her capacity as an officer of Handy, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Handy.



Dated:   November 13, 2002                    /s/ Don Jameson
                                              ----------------------------------
                                              Don Jameson
                                              President
                                              Chief Executive Officer


Dated:   November 13, 2002                   /s/ Tina S. Kirbie
                                             -----------------------------------
                                             Tina S. Kirbie
                                             Senior Vice President, Finance
                                             Secretary and Treasurer
                                             Chief Financial Officer



This certification made in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 accompanies the Quarterly Report of Handy on Form 10-Q for the period ended September 30, 2002. This certification shall not be deemed filed by Handy for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.